SERVICE AGREEMENT
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This Service Agreement entered into this 31st day of March, 2000 by and between
Intercallnet Teleservices, Inc., a Florida Corporation with offices at 1250 E. Hallandale Beach Blvd., Penthouse Suite, Hallandale, FL 33009, ("TELEMARKETER") and Contact Management Solutions, Inc. with offices at 345 S. State Rd. 7, Margate, FL 33068, (hereinafter "CLIENT"). This Agreement shall be effective as of the date of signature of the last party to sign ("Effective Date").

TELEMARKETER agrees to conduct its marketing services on behalf of the CLIENT and it's clients in accordance with all applicable Federal, State, and Local laws governing advertising, marketing practice, and the transaction of business by mail, telephone and all other forms involving the use of print or broadcast media. These include, but are not limited to, the laws and regulations of the United States Postal Service, Federal Communications Commission, Federal Trade Commission and the Federal Reserve Board.

I.   PROGRAM DESCRIPTION
The Program is designed for the CLIENT's client to meet the agreed-upon objectives. Specific tasks associated with the proposed Program to be included within the format are outlined on Schedule "A", attached hereto. Subsequent programs and projects shall be evidenced by schedules which schedules will be attached to this Agreement and be deemed incorporated herein.

II.  PRICING AND SERVICES
Pricing is based on the complexity, duration, type and volume of services required. Specific prices and compensation to be paid by the CLIENT to the TELEMARKETER for the Program and all subsequent programs shall be included on schedules attached hereto.

III. PAYMENT TERMS
CLIENT agrees to pay TELEMARKETER for the services performed hereunder upon receipt of a bi-monthly invoice, net due 30 days upon receipt of such stated invoice. CLIENT shall not be responsible for any late charges for late payments from its clients outside of CLIENT control.

IV.  QUALITY ASSURANCE AND WARRANTIES
TELEMARKETER agrees to use its best efforts at all times to provide prompt and efficient service. TELEMARKETER'S standard of performance will be at least that of an industry standard, well-operated telemarketing facility.

A comprehensive system of observation and monitoring will be employed. TELEMARKETER will provide the CLIENT or it's clients with silent remote monitoring of phone presentations from remote locations as requested from time to time or on Telemarketer's premises as requested by CLIENT. Quality Assurance includes number checks, test calls and/or on-line script reviews. In the event that third party verification is not available, TELEMARKETER agrees to listen to 100% of all sales verification recordings within 12 hours of the sale, and before submitting the sale to CLIENT for fulfillment. All sales verifications will comply with the guidelines outlined in the project blue print of this agreement. Should TELEMARKETER fail to be able to accommodate this, they will notify an appropriate party as designated by CLIENT.

TELEMARKETER represents and warrants to the CLIENT and it's clients that TELEMARKETER has and will continue to maintain all necessary licenses, permits or approvals required by itself or its employees in order to permit or authorize them to perform the services called for under this Agreement in each and every jurisdiction having authority over the services TELEMARKETER performs under this Agreement.


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V. CONFIDENTIALITY
TELEMARKETER agrees that for the purposes of this Agreement all information it receives from CLIENT in connection with this Agreement constitutes confidential information. CLIENT shall not be required to label such information as confidential. The parties have already executed an agreement dealing with confidentiality.

TELEMARKETER agrees that the confidential information is the property of CLIENT and that it will keep the confidential information in a confidential fashion and shall not disclose the same to any third party except as may be provided elsewhere in this Agreement. All confidential material including lists, scripts, etc, will be returned to CLIENT at the end of the project, or earlier upon request.

TELEMARKETER further agrees that it shall use the confidential information only as required to perform the services it is contracted by to perform in connection with this Agreement.

TELEMARKETER further agrees that it shall limit the dissemination of the confidential information within its own organization to such individuals whose duties justify their need to know such information, and then only provided that there is a clear understanding by such individuals of their need to maintain the confidential and proprietary nature of such information and to restrict its uses to the purposes specified herein.

VI.  ASSIGNMENT
TELEMARKETER may not assign or otherwise transfer this Agreement or its rights hereunder to any party without CLIENT's advance written consent, such consent shall not be unreasonably withheld. CLIENT may assign this Agreement without the consent of TELEMARKETER to (i) or its legal successors, (ii) any affiliate of CLIENT (or their legal successors), (iii) in connection with a sale of substantially all of the assets, stock sale, merger or other corporate reorganization relating to the CLIENT (or their legal successors). CLIENT may enter into subcontracts relating to the Services in its discretion. Any attempted assignment in violation of this paragraph shall be null and void. Without limiting the generality of the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns.

VII.  NON-SOLICITATION
During the term of each program set forth, in the applicable Schedule "A" and for a period of one (1) year thereafter, TELEMARKETER shall not, directly or indirectly, solicit or cause to be solicited, any person or entity specifically identified under "Non-Solicitation" in Schedule "A". Likewise, during this period TELEMARKETER shall not sell or market, for its own account or the account of another, that person or entities' products or services. During the period in which the program is in place, TELEMARKETER shall not, without prior written consent from CLIENT, conduct marketing services for another client in the same industry at the same facility in which TELEMARKETER is conducting the program for CLIENT.

The provisions of this Section shall not apply in the event TELEMARKETER terminates this Agreement as a result of a breach of this Agreement by CLIENT, including as a result of any failure to satisfy the payment terms set forth in
Section II hereof.

VIII.  INDEMNIFICATION
1) CLIENT shall and hereby does indemnify, defend and hold TELEMARKETER harmless against any and all claims, lawsuits, and proceedings, as well as any losses, damages, penalties, fines, settlements, costs (including, but not limited to attorney's fees), which may result from or arise out of CLIENT's performance under this agreement; except to the extent that such claims, lawsuits, proceedings, losses, damages, penalties, fines and settlements and costs result from or arise out of an act of commission or omission by CLIENT, its agents and/or its employees.

2) TELEMARKETER shall and hereby does indemnify, defend and hold CLIENT harmless against any and all claims, lawsuits, and proceedings, as well as any losses, damages, penalties, fines, settlements, costs (includ9ing, but not limited to attorney's fees), which may result from or arise out of Telemarketer's performance under this agreement; except to the extent that such claims, lawsuits, proceedings, losses, damages, penalties, fines and settlements and costs result from or arise out of an act of commission or omission by CLIENT, its agents and/or its employees.

IX.  GOVERNING LAW
This Agreement shall be construed in all respects under the laws of the state of FLORIDA. If any part of this Agreement shall be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found to be void or unenforceable.

X.  ENTIRE AGREEMENT
The parties acknowledge that his Agreement is the complete and exclusive understanding between the parties and no change or modification shall be made except in writing.

XI.  RELATIONSHIP
Nothing contained herein shall be construed to create the relationship of employer and employee between TELEMARKETER and CLIENT or between CLIENT and any of Telemarketer's employees or agents. It is the express intent of the parties hereto that TELEMARKETER is not an employee of CLIENT for any purpose, but is an independent contractor for all purposes and in all situations. TELEMARKETER and TELEMARKETER employees shall not represent that they are employees of CLIENT, nor shall they in any manner hold themselves out to be employees of CLIENT, Paradigm Direct, LLC or AT&T Wireless Services.

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XII.  ARBITRATION
1) Agreement - all differences between CLIENT and TELEMARKETER on which an agreement cannot be reached will be decided by arbitration. The arbitrators will determine the interpretation of the agreement in accordance with usual business and insurance practices.

2) Method - three arbitrators will decide any differences. The arbitrators must have no past or present relationship with the parties to this Agreement. One of the arbitrators is to be appointed by CLIENT and one by TELEMARKETER and these two will select a third. If the two arbitrators chosen by the parties are unable to agree on a third, the choice will be left to the American Arbitration Association (Florida Office).

3) Effect - The decision of the arbitrators will be by majority vote and no appeal will be taken from it. The cost of the arbitration will be borne evenly by each party unless the arbitrators decide otherwise.

XIII.  Year 2000 Compliance
TELEMARKETER warrants and represents that TELEMARKETER on which an agreement cannot be reached will be decided by arbitration. The arbitrators will determine the interpretation of the agreement in accordance with usual business and insurance practices.

XIV.  TERM AND TERMINATION
The term of this Agreement shall start on the Effective Date and shall continue until either party provides the other with 30 days written notice of termination. In the event that TELEMARKETER does not meet the performance expectations set forth in Schedule A and all other scheduled attached, CLIENT reserves the right to terminate, upon seven (7) days written notice, the Agreement.

CLIENT shall not be obligated to tender any telemarketing program to TELEMARKETER during the term of this Agreement.

If CLIENT terminates this Agreement for any reason other than a breach by TELEMARKETER, CLIENT shall pay to TELEMARKETER all a mounts due under this Agreement through the effective date of such termination; or,

If CLIENT terminates this Agreement due to a breach by TELEMARKETER in the performance of any of its duties hereunder, CLIENT shall be required to pay TELEMARKETER only for amounts due for correctly completed services and outbound telemarketing activity performed for CLIENT, and CLIENT may pursue any other legal remedy.

Contact Management Solutions, Inc.                            Intercallnet Teleservices, Inc.

By:  /s/ Illegible                                           By:      /s/ Paul Cifaldi
     ------------------------------------------------              -----------------------------------------------

Title:      CEO                                               Title:    COO
        ---------------------------------------------                 --------------------------------------------

Date:       3/31/2000                                         Date:     3/31/2000
       ----------------------------------------------                ---------------------------------------------


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                       Schedule "A" - Program Description
                 AT&T Outbound Customer Service and Verification

Program Description: Intercallnet Teleservices, Inc. ("ITI") will conduct telemarketing for Contact Management Solutions, Inc. ("CMS") for marketing of AT&T Wireless Services (the "Program"). The project blue print (the "Project Blue Print") will be supplied by CMS on behalf of it's clients to ITI. The program will require a second party verification. This means that a third party verification service, supervisor, or independent person from the sales force must read the provided verification script provided in the Project Blue Print.

Scripting: The script for the program will be included in the Project Blueprint. The script may not be altered by ITI without prior written authorization from CMS. If the customer declines this offer, the agent will determine whether or not the objection is related to the rate plan, premium or other reason. From here the agent will be able to navigate to either rate plan flex offer or a supplemental premium offer. In addition, agents will be provided with Q&A handouts with information to support customer questions and non-standard rebuttals. The opening presentation may be conversational. The script may not be altered without prior written authorization.

Calling List: CMS will provide ITI calling lists for dialing for the Program. CMS shall perform an internal "do not call" scrub on the list provided. CMS is responsible for scrubbing costs associated with preparing the files for calling pursuant to client's specifications which specifications may include but may not be limited to, existing customers, client demographics or pre-screening.

Training: Training materials shall be provided in the Project Blue Print. CMS will provide initial onsite training of ITI personnel, which training at a minimum consists of CMS's training of ITI's shift supervisors and ITI's training personnel.

Volume: The Program will begin with no less than ** hours per day of calling time and increase based on the performance standards set forth in the Project Blue Print. ITI will provide call hour projections to CMS on a monthly basis, no later than the last Monday of the month prior to calling.

Hours of Operations: ITI is responsible for dialing during hours which are permitted by law. ITI may not dial during hours not permitted by law.

Order Output: Daily Hours, Rep Hours, and Disposition files will be provided by ITI to CMS in accordance with the Project Blue Print. All such files must be received by CMS no later than 11:00am EST the day following the calling date.

Reports: All reports in accordance with the Project Blue Print as well as daily calling reports in the template provided via fax shall be completed in accordance with the provision of the Project Blue Print. ITI shall provide daily reports electronically to CMS as follows:

A) At leads two flash reports from the calling center - the first one by 3:00pm EST and the second one by 12:00am EST.

B) A calling report of the previous day's calls to be received by CMS by 10:00am EST the following day.

C) To the extent that CMS's reporting requirements change, it will notify ITI in writing.

Performance Expectations and Operational Targets for Non Pre-Approved:
---------------------------------------------------------------------

     o  SPH per Rep:                    *CONFIDENTIAL TREATMENT REQUESTED*
     o  Conversation Rate:              *CONFIDENTIAL TREATMENT REQUESTED*

Pricing:  Pricing is for Non Pre-Approved on a sale basis as follows:
-------
                                      Base
Local PCS Under **         month           *CONFIDENTIAL TREATMENT REQUESTED*
Local PCS Over  **         month           *CONFIDENTIAL TREATMENT REQUESTED*

Performance Expectations and Operational Targets for Pre-Approved:
-----------------------------------------------------------------

         o  SPH per Rep:                    *CONFIDENTIAL TREATMENT REQUESTED*
         o  Conversation Rate:              *CONFIDENTIAL TREATMENT REQUESTED*

Pricing:  Pricing is for pre-approved on a per sale basis as follows:
-------
                                      Base
                                      ----
Local PCS Under **     per month            *CONFIDENTIAL TREATMENT REQUESTED*
Local PCS Over  **     per month            *CONFIDENTIAL TREATMENT REQUESTED*

Pricing: Pricing for certain test projects mutually agreed to by the parties shall be at the rate of *CONFIDENTIAL TREATMENT REQUESTED* per hour unless otherwise mutually agreed to by the parties.

                       *CONFIDENTIAL TREATMENT REQUESTED*

                          MATERIAL FILED SEPARATELY

Incomplete Data: Any sales submitted by ITI that are returned for incomplete data after the inability to complete or correct within 48 hours, s hall be charged back to ITI at the rate of *CONFIDENTIAL TREATMENT REQUESTED* per sale. Any severe errors found in the verification (WAV files) process and WAV files not posted within the required time frame will be charged back to ITI at the rate of *CONFIDENTIAL TREATMENT REQUESTED* per WAV file.

Incentive compensation: As incentive compensation to ITI Sales Representatives Paradigm will pay on a per sale basis additional compensation as follows:

Local PCS Under **     per month            *CONFIDENTIAL TREATMENT REQUESTED*
Local PCS Over  **     per month            *CONFIDENTIAL TREATMENT REQUESTED*

This incentive is for the reps making the sales and not for payment for any other aspect of the program.

Non-Solicitation:  AT&T Wireless Services and Paradigm Direct, LLC.
----------------


Contact Management Solutions, Inc.                            Intercallnet Teleservices, Inc.
By:   /s/ Michael Kirkovich                                   By: /s/ Paul Cifaldi
     ------------------------------------------------            -----------------------------------------------
Name:     Michael Kirkovich                                   Name:   Paul Cifaldi
Title:    CEO                                                 Title:  COO



                       *CONFIDENTIAL TREATMENT REQUESTED*

                            MATERIAL FILED SEPARATELY

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